UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2008

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INTERNATIONAL GAME TECHNOLOGY

(Exact name of registrant as specified in its charter)

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Nevada	001-10684	88-0173041
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9295 Prototype Drive, Reno, Nevada  89521

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (775) 448-7777 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (d)

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

International Game Technology (IGT) announced that David Roberson was elected to its board of directors on December 16, 2008.  The election will become effective upon the receipt of regulatory approvals from certain gaming authorities.  There are no arrangements or understandings between Mr. Roberson and any other persons pursuant to which he was selected as a director.  Mr. Roberson is expected to be considered for appointment to one or more committees of the IGT Board of Directors in the near future.

Mr. Roberson will receive compensation in accordance with IGT’s standard compensation arrangements for non-executive directors, which are summarized in Exhibit 10.17 to the Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2008 as filed with the Securities and Exchange Commission on November 26, 2008.  In accordance with IGT’s customary practice, IGT is entering into an indemnification agreement with Mr. Roberson, the form of which was attached as Exhibit 10.10 to IGT’s Annual Report on Form 10-K for its fiscal year ended September 30, 1996 as filed with the Securities and Exchange Commission on December 23, 1996.

Item 7.01

Regulation FD Disclosure.

The full text of the IGT press release announcing the appointment of Mr. Roberson is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

99.1

Press Release, dated December 19, 2008, announcing David Roberson Appointed to IGT Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

By:	/s/ J. Kenneth Creighton
J. Kenneth Creighton Vice President, Corporate Law Department and Assistant Secretary

Date: December 19, 2008